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                                                                Exhibit (11)(c)

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Statements" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in Post Effective Amendment No. 42 to the Registration Statement (Form A-1A No. 33-488/811-416) of Armada Funds of our report dated July 3, 1997, included in the May 31, 1997 Annual Report to Shareholders of the Armada Funds Money Market Series of the Armada Funds.

                                                   /s/ Ernst & Young LLP
                                                   Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 1998